Exhibit 99.2

Wilsons The Leather Experts Inc. and Subsidiaries
Supplemental Information - Consolidated Statement of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

Reconciliation of GAAP Consolidated Statement of Operations to Adjusted Statement of Operations:

	For the quarter ended	Restructuring	For the quarter ended
	January 29,	And Other	January 29,
	2005 - As Reported (2)	Charges (1)	2005 - Adjusted
Net sales	$200,067	$—	$200,067
Cost of goods sold, buying and occupancy costs	116,590	(55)	116,645

Gross margin	83,477	55	83,422
Selling, general and administrative expenses	38,634	2,315	36,319
Depreciation and amortization	3,708	—	3,708

Operating income	41,135	(2,260)	43,395
Interest expense, net	1,345	—	1,345

Income from continuing operations before income taxes	39,790	(2,260)	42,050
Income tax benefit	(2,183)	—	(2,183)

Income from continuing operations	41,973	(2,260)	44,233
Income from discontinued operations, net of tax	173	—	173

Net Income	$42,146	$(2,260)	$44,406

Basic earnings per share:
Income from continuing operations	$1.08	$(0.06)	$1.14

Income from discontinued operations	$—	$—	$—

Basic earnings per share	$1.08	$(0.06)	$1.14

Basic weighted average shares outstanding	38,872	—	38,872

Diluted earnings per share:
Income from continuing operations	$1.05	$(0.06)	$1.11

Income from discontinued operations	$—	$—	$—

Diluted earnings per share	$1.05	$(0.06)	$1.11

Weighted average shares outstanding - diluted	40,159	—	40,159

(1)	Includes $2.3 million related to performance bonuses related to former officers of the Company, retention bonuses and the remainder of the lease termination costs.

(2)	Preliminary – subject to change.

Wilsons The Leather Experts Inc. and Subsidiaries
Supplemental Information - Consolidated Statement of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

Reconciliation of GAAP Consolidated Statement of Operations to Adjusted Statement of Operations:

	For the year ended	Restructuring	For the year ended
	January 29,	And Other	January 29,
	2005 - As Reported (2)	Charges (1)	2005 - Adjusted
Net sales	$441,071	$20,778	$420,293
Cost of goods sold, buying and occupancy costs	304,257	19,439	284,818

Gross margin	136,814	1,339	135,475
Selling, general and administrative expenses	129,240	17,442	111,798
Depreciation and amortization	26,086	11,285	14,801

Operating income	(18,512)	(27,388)	8,876
Interest expense, net	7,427	—	7,427

Income(loss) from continuing operations before income taxes	(25,939)	(27,388)	1,449
Income tax benefit	(2,183)	—	(2,183)

Income(loss) from continuing operations	(23,756)	(27,388)	3,632
Income from discontinued operations, net of tax	173	—	173

Net Income(loss)	$(23,583)	$(27,388)	$3,805

Basic earnings per share:
Income(loss) from continuing operations	$(0.76)	$(0.87)	$0.11

Income(loss) from discontinued operations	$0.01	$—	$0.01

Basic earnings(loss) per share	$(0.75)	$(0.87)	$0.12

Basic weighted average shares outstanding	31,275	—	31,275

Diluted earnings per share:
Income(loss) from continuing operations	$(0.74)	$(0.85)	$0.11

Income(loss) from discontinued operations	$0.01	$—	$0.01

Diluted earnings(loss) per share	$(0.74)	$(0.85)	$0.12

Weighted average shares outstanding - diluted	32,057	—	32,057

(1)	Includes $27.4 million related to the transfer of inventory to an independent liquidator in conjunction with the closing of approximately 111 stores, accelerated depreciation, fixed asset write-offs, lease termination costs related to store closings, severance, and other restructuring charges

(2)	Preliminary – subject to change.

Wilsons The Leather Experts Inc. and Subsidiaries
Supplemental Information - Consolidated Statement of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

Reconciliation of GAAP Consolidated Statement of Operations to Adjusted Statement of Operations:

	For the quarter ended	Restructuring	For the quarter ended
	January 31,	And Other	January 31,
	2004 - As Reported (2)	Charges (1)	2004 - Adjusted
Net sales	$268,094	$3,290	$264,804
Cost of goods sold, buying and occupancy costs	168,070	7,172	160,898

Gross margin	100,024	(3,882)	103,906
Selling, general and administrative expenses	50,309	2,805	47,504
Depreciation and amortization	6,675	1,912	4,763

Operating income	43,040	(8,599)	51,639
Interest expense, net	3,237	—	3,237

Income from continuing operations before income taxes	39,803	(8,599)	48,402
Income tax provision	27,431	—	27,431

Income from continuing operations	12,372	(8,599)	20,971

Net Income	$12,372	$(8,599)	$20,971

Basic earnings per share:
Income from continuing operations	$0.60	$(0.42)	$1.02

Basic earnings per share	$0.60	$(0.42)	$1.02

Weighted average shares outstanding - basic	20,641	—	20,641

Diluted earnings per share:
Income from continuing operations	$0.60	$(0.41)	$1.01

Diluted earnings per share	$0.60	$(0.41)	$1.01

Weighted average shares outstanding - diluted	20,776	—	20,776

(1)	Includes $8.6 million related to the transfer of inventory to an independent liquidator in conjunction with the expected closing of approximately 111 stores, severance related to staff reductions; accelerated depreciation related to store closings; a loss on disposal of assets associated with the closing of the Las Vegas distribution center, and other miscellaneous charges.

(2)	Preliminary – subject to change.

Wilsons The Leather Experts Inc. and Subsidiaries
Supplemental Information - Consolidated Statement of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

Reconciliation of GAAP Consolidated Statement of Operations to Adjusted Statement of Operations

	For the year ended	Restructuring	For the year ended
	January 31,	And Other	January 31,
	2004 - As Reported (2)	Charges (1)	2004 - Adjusted
Net sales	$521,025	$3,290	$517,735
Cost of goods sold, buying and occupancy costs	377,060	7,172	369,888

Gross margin	143,965	(3,882)	147,847
Selling, general and administrative expenses	150,678	2,805	147,873
Depreciation and amortization	19,207	1,912	17,295

Operating loss	(25,920)	(8,599)	(17,321)
Interest expense, net	10,868	—	10,868

Loss from continuing operations before income taxes	(36,788)	(8,599)	(28,189)
Income tax benefit	(3,205)	—	(3,205)

Loss from continuing operations	(33,583)	(8,599)	(24,984)

Net Loss	$(33,583)	$(8,599)	$(24,984)

Basic and diluted loss per share:
Loss from continuing operations	$(1.64)	$(0.42)	$(1.22)

Basic loss per share	$(1.64)	$(0.42)	$(1.22)

Weighted average shares outstanding - basic and diluted	20,528	—	20,528

(1)	Includes $8.6 million related to the transfer of inventory to an independent liquidator in conjunction with the expected closing of approximately 111 stores, severance related to staff reductions; accelerated depreciation related to store closings; a loss on disposal of assets associated with the closing of the Las Vegas distribution center, and other miscellaneous charges.

(2)	Preliminary – subject to change.